July 28, 2016 Exhibit 99.3hibit 9 .3 Second Quarter 2016 Financial Results

July 28, 2016 Exhibit 99.3 1 Forward-Looking Statements Statements contained in this presentation about future performance, including, without limitation, operating results, capital expenditures, rate base growth, dividend policy, financial outlook, and other statements that are not purely historical, are forward-looking statements. These forward-looking statements reflect our current expectations; however, such statements involve risks and uncertainties. Actual results could differ materially from current expectations. These forward-looking statements represent our expectations only as of the date of this presentation, and Edison International assumes no duty to update them to reflect new information, events or circumstances. Important factors that could cause different results include, but are not limited to the: • ability of SCE to recover its costs in a timely manner from its customers through regulated rates, including regulatory assets related to San Onofre; • decisions and other actions by the CPUC, the FERC, the NRC and other regulatory authorities, including the determinations of authorized rates of return or return on equity, outcome of San Onofre CPUC proceedings and delays in regulatory actions; • ability of cities, counties and certain other public agencies to generate and/or purchase electricity for their local residents and businesses, along with other possible customer bypass or departure due to technological advancements in the generation, storage, transmission, distribution and use of electricity, and supported by public policy, government regulations and incentives; • risks inherent in the construction of transmission and distribution infrastructure replacement and expansion projects, including those related to project site identification, public opposition, environmental mitigation, construction, permitting, power curtailment costs (payments due under power contracts in the event there is insufficient transmission to enable acceptance of power delivery), and governmental approvals; • ability to obtain sufficient insurance, including insurance relating to SCE's nuclear facilities and wildfire-related liability, and to recover the costs of such insurance or in the absence of insurance the ability to recover uninsured losses; and • risks associated with the retirement and decommissioning of nuclear generating facilities. Other important factors are discussed under the headings “Risk Factors” and “Management’s Discussion and Analysis” in Edison International’s Form 10-K, most recent Form 10-Q, and other reports filed with the Securities and Exchange Commission, which are available on our website: www.edisoninvestor.com. These filings also provide additional information on historical and other factual data contained in this presentation.

Exhibit 99.3

Second Quarter Earnings Summary

	Q2 2016	Q2 2015	Variance
Basic Earnings Per Share (EPS)			
SCE	$0.97	$1.18	$(0.21)
EIX Parent & Other	(0.11)	(0.02)	(0.09)
Discontinued Operations	(0.01)	–	(0.01)
Basic EPS	**$0.85**	**$1.16**	**$(0.31)**
Less: Non-Core Items			
SCE	$ –	$ –	$ –
EIX Parent & Other[1]	0.01	–	0.01
Discontinued Operations[2]	(0.01)	–	(0.01)
Total Non-Core Items	**$ –**	**$ –**	**$ –**
Core Earnings Per Share (EPS)[3]			
SCE	$0.97	$1.18	$(0.21)
EIX Parent & Other	(0.12)	(0.02)	(0.10)
Core EPS[3]	**$0.85**	**$1.16**	**$(0.31)**

Key SCE EPS Drivers		
Revenue[4,5,6]		$0.10
- CPUC – Escalation	0.09	
- CPUC – Timing of GRC	(0.06)	
- CPUC – GRC return on pole loading rate base	0.03	
- CPUC – Other	0.01	
- FERC revenue and other	0.03	
Higher depreciation		(0.04)
Higher net financing costs		(0.02)
Income taxes[5,6]		(0.27)
- 2015 change in uncertain tax positions	(0.31)	
- Higher tax benefits	0.04	
Other items		0.02
Total		$(0.21)

Key EIX EPS Drivers	
EIX parent – Higher corporate expenses	$(0.02)
EMG – Sold portfolio in 2015	(0.03)
EEG – Buyout of an earn-out provision, higher operating and development costs	(0.05)
Non-core items[1,2]	-
Total	$(0.10)

1. Impact of hypothetical liquidation at book value (HLBV) accounting method
2. Discontinued Operations: Legacy tax matter related to EME
3. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
4. Excludes San Onofre revenue of $0.02 and interest expense of $0.01 which were offset by income taxes of $(0.03)
5. Excludes revenue and income taxes for 2016 incremental tax repair deductions and pole loading program-based cost of removal of $0.04
6. Excludes $0.24 of refunds to customers for incremental tax benefits related to 2012 - 2014 repair deductions

Note: Diluted Earnings were $0.84 and $1.15 per share for the three months ended June 30, 2016 and 2015, respectively

July 28, 2016 2 EDISON INTERNATIONAL®

Exhibit 99.3

YTD 2016 Earnings Summary

	YTD 2016	YTD 2015	Variance
Basic Earnings Per Share (EPS)			
SCE	$1.85	$2.12	$(0.27)
EIX Parent & Other	(0.17)	(0.04)	(0.13)
Discontinued Operations	–	–	–
Basic EPS	**$1.68**	**$2.08**	**$(0.40)**
Less: Non-Core Items			
SCE	$ –	$ –	$ –
EIX Parent & Other[1]	0.01	0.02	(0.01)
Discontinued Operations	–	–	–
Total Non-Core Items	**$0.01**	**$0.02**	**$(0.01)**
Core Earnings Per Share (EPS)[2]			
SCE	$1.85	$2.12	$(0.27)
EIX Parent & Other	(0.18)	(0.06)	(0.12)
Core EPS[2]	**$1.67**	**$2.06**	**$(0.39)**

Key SCE EPS Drivers		
Revenue[3,4,5]		$0.15
- CPUC – Escalation	0.17	
- CPUC – Timing of GRC	(0.12)	
- CPUC – GRC return on pole loading rate base	0.05	
- CPUC – Other	(0.01)	
- FERC revenue and other	0.06	
Higher O&M		(0.04)
Higher depreciation		(0.06)
Higher net financing costs		(0.03)
Income taxes[4,5]		(0.29)
- 2015 Change in uncertain tax positions	(0.31)	
- Higher tax benefits	0.02	
Total		$(0.27)

Key EIX EPS Drivers	
EIX parent – Higher corporate expenses	$(0.01)
EMG – Sold portfolio in 2015	(0.04)
EEG – Buyout of an earn-out provision, higher operating and development costs	(0.07)
Non-core items[1]	(0.01)
Total	$(0.13)

1. Impact of hypothetical liquidation at book value (HLBV) accounting method
2. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix
3. Excludes San Onofre revenue of $0.03, interest expense of $0.01, and property taxes of $0.01 which were offset by income taxes of $(0.05)
4. Excludes revenue and income taxes for 2016 incremental tax repair deductions and pole loading program-based cost of removal of $0.17
5. Excludes $0.24 of refunds to customers for incremental tax benefits related to 2012 - 2014 repair deductions

Note: Diluted Earnings were $1.66 and $2.06 per share for the six months ended June 30 2016 and 2015, respectively

July 28, 2016 3 EDISON INTERNATIONAL®

July 28, 2016 Exhibit 99.3 4 $4.09 $3.91 (0.18) 2016 SCE EPS Midpoint Guidance EIX Parent & Other 2016 Core EIX EPS Midpoint Guidance As of May 2, 2016 As of July 28, 2016 Low Mid High Low Mid High EIX Basic EPS $3.82 $3.92 $4.02 $3.82 $3.92 $4.02 Less: Non-Core Items1 0.01 0.01 0.01 0.01 0.01 0.01 EIX Core EPS2 $3.81 $3.91 $4.01 $3.81 $3.91 $4.01 • Revenues based on GRC final decision • Energy efficiency earnings of $0.05 per share • Authorized CPUC capital structure – 48% equity; 10.45% ROE • FERC ROE comparable to CPUC ROE • No change in tax policy • 325.8 million common shares outstanding • MHI arbitration decision not included Key Assumptions2016 Earnings Guidance 2016 Earnings Guidance Reaffirmed 1. Non-core items recorded for the six months ended June 30, 2016 2. See Earnings Non-GAAP Reconciliations and Use of Non-GAAP Financial Measures in Appendix 2016 earnings guidance reaffirmed, though SCE will likely outperform and EIX Parent & Other will likely underperform current guidance

Exhibit 99.3

SCE Capital Expenditure Forecast

($ billions)


Distribution Transmission Generation
$3.9
$3.8
$4.3
2015 (Recorded)
2016
2017

		2015 (Recorded)	2016	2017
Current	Outlook	-	$3.8	$4.3
	Range	-	$3.7	$4.2
Prior	Outlook	-	$4.1	$4.2
	Range	-	$4.0	$4.1

$7.9 – $8.1 Billion Capital Program for 2016-2017

- Reflects CPUC 2015 GRC decision; includes up to 115% of capital spending for the pole loading and deteriorated poles program for 2016 and 2017[1]
- Includes $12 million for Charge Ready pilot program in 2016
- Excludes future DRP including memorandum account request and energy storage capital spending
- Updated for deferral of transmission spending mainly due to licensing delays

2018+ Capital Spending Outlook

- Will provide forecast through 2020 when 2018 GRC application is filed on September 1
- SCE anticipates long-term capital spending to continue at least in the range of ~$4 billion annually, although could result in higher spending pending CPUC approval in future GRCs

Note: Forecasted capital spending subject to timely receipt of permitting, licensing, and regulatory approvals. Forecasted capital spending includes CPUC, FERC and other spending. Range case includes a 12% reduction of FERC expenditures in 2016 and 2017

1. There was no maximum amount applicable for 2015 or prior years

July 28, 2016 5

EDISON INTERNATIONAL

Exhibit 99.3

SCE Rate Base Forecast

($ billions)


Outlook
Range
$23.3
$25.0
$24.9
$26.6
$26.4
2015 (Authorized)
2016
2017

Prior		2015 (Authorized)	2016	2017
	Outlook	-	$25.1	$26.8
	Range	-	$25.0	$26.6

6-7% Average Annual Rate Base Growth for 2015-2017

- Incorporates 2015 GRC final decision with bonus depreciation provision, except "rate base offset" excluded because of write off of regulatory asset related to 2012-2014 incremental tax repairs
- Includes incremental rate base for the pole loading and deteriorated poles program
- Updated for deferral of transmission spending mainly due to licensing delays
- FERC rate base includes Construction Work in Progress (CWIP) and is approximately 22% of SCE's rate base by 2017
- Excludes SONGS regulatory asset

2018+ Rate Base Outlook

- Will provide forecast through 2020 when 2018 GRC application is filed on September 1

Note: Weighted-average year basis, 2015-2017 CPUC rate base proposed decision and consolidation of CWIP projects. Rate base forecast range reflects capital expenditure forecast range. Rate base calculated under current tax law. See 2015 GRC Decision for information on accounting impacts from rate base reduction on tax repairs

July 28, 2016
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EDISON INTERNATIONAL

July 28, 2016 Exhibit 99.3 7 Appendix

July 28, 2016 Exhibit 99.3 8 Earnings Non-GAAP Reconciliations Note: See Use of Non-GAAP Financial Measures in Appendix ($ millions) Reconciliation of EIX GAAP Earnings to EIX Core Earnings SCE EIX Parent & Other Discontinued operations Basic Earnings Non-Core Items SCE EIX Parent & Other Discontinued operations Total Non-Core Core Earnings SCE EIX Parent & Other Core Earnings $384 (5) – $379 $ – 1 – $1 $384 (6) $378 $315 (37) (2) $276 $ – 2 (2) $ – $315 (39) $276 Q2 2015 Q2 2016 Earnings Attributable to Edison International $689 (11) – $678 $ – 6 – $6 $689 (17) $672 $601 (54) (1) $546 $ – 4 (1) $3 $601 (58) $543 YTD 2015 YTD 2016

July 28, 2016 Exhibit 99.3 9 Use of Non-GAAP Financial Measures Edison International's earnings are prepared in accordance with generally accepted accounting principles used in the United States. Management uses core earnings internally for financial planning and for analysis of performance. Core earnings are also used when communicating with investors and analysts regarding Edison International's earnings results to facilitate comparisons of the Company's performance from period to period. Core earnings are a non-GAAP financial measure and may not be comparable to those of other companies. Core earnings (or losses) are defined as earnings or losses attributable to Edison International shareholders less income or loss from discontinued operations and income or loss from significant discrete items that management does not consider representative of ongoing earnings, such as: exit activities, including sale of certain assets, and other activities that are no longer continuing; asset impairments and certain tax, regulatory or legal settlements or proceedings. A reconciliation of Non-GAAP information to GAAP information is included either on the slide where the information appears or on another slide referenced in this presentation. EIX Investor Relations Contact Scott Cunningham, Vice President (626) 302‐2540 scott.cunningham@edisonintl.com Allison Bahen, Senior Manager (626) 302‐5493 allison.bahen@edisonintl.com